Exhibit 99.2

RAPTOR PHARMACEUTICALS CORP.

ANNUAL MEETING PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF RAPTOR PHARMACEUTICALS, CORP. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [            ], 2009

The undersigned, having read the Notice of Annual Meeting of Stockholders and the Joint Proxy Statement/Prospectus dated [            ], 2009, receipt of which are hereby acknowledged, hereby appoints Christopher M. Starr, Ph.D., and Kim R. Tsuchimoto and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote as provided on the other side, all the shares of Raptor Pharmaceuticals Corp. (“Raptor”) common stock that the undersigned is entitled to vote at Raptor’s Annual Meeting of Stockholders on [            ], 2009, at 10:00 a.m. (Pacific) at Raptor’s corporate offices at 9 Commercial Blvd., Suite 200, Novato, CA 94949, and at any continuation, adjournment or postponement thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT, “FOR” THE ELECTION OF THE NAMED NOMINEES FOR DIRECTOR, “FOR” THE RATIFICATION OF RAPTOR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT, AND, WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, IN ACCORDANCE WITH THE JUDGMENT OF YOUR PROXIES.

All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE YOUR VOTING SELECTION AND SIGN, DATE AND MAIL YOUR PROXY CARD BACK IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE!

(Continued and to be signed an dated on reverse side)

Shareholder Name

Proxy – RAPTOR PHARMACEUTICALS CORP.

A. Proposals – The Board of Directors unanimously recommends a vote FOR Proposal 1, FOR all the nominees listed in Proposal 2, FOR Proposal 3 and FOR Proposal 4.

Proposal No. 1 – To adopt that certain Agreement and Plan of Merger and Reorganization, dated as of July 27, 2009, by and among TorreyPines Therapeutics, Inc., ECP Acquisition, Inc. and Raptor.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 – Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.

	FOR	WITHHOLD
01 – Christopher M. Starr, Ph.D.	☐	☐
02 – Raymond W. Anderson	☐	☐
03 – Erich Sager	☐	☐
04 – Richard L. Franklin, M.D., Ph.D.	☐	☐

To withhold authority to vote for an individual nominee or nominees, print the name of such nominee(s) on the lines provided.

Proposal No. 3 – To ratify the appointment by the audit committee of the Board of Directors of Burr, Pilger & Mayer, LLP as Raptor’s independent registered public accounting firm for the fiscal year ending August 31, 2009.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 – To approve any motion to adjourn the Raptor annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

B. Non-Voting Items

Change of Address – Please print new address below:

C. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Title:

Signature 1 –Please keep signature within the box	Signature 2 –Please keep signature within the box	Date (mm/dd/yyyy)
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